Exhibit 99.1

Digimarc Reports Third Quarter 2019 Financial Results

Beaverton, Ore. — October 30, 2019 — Digimarc Corporation (NASDAQ: DMRC), creator of the Digimarc Platform for digital identification and detection, reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Results

Revenue for the third quarter of 2019 increased 19 percent to $5.8 million, compared to $4.9 million in the third quarter of 2018. The increase in revenue was due to higher subscription and service revenue.

Operating expenses for the third quarter of 2019 increased three percent to $11.9 million, compared to $11.6 million in the same quarter a year-ago. The increase in operating expenses was primarily due to routine annual compensation adjustments for employees.

Operating loss for the third quarter of 2019 decreased seven percent to $8.0 million, compared to $8.6 million in the third quarter of 2018. The lower operating loss was primarily due to higher revenue, partially offset by higher operating expenses.

Net loss for the third quarter of 2019 decreased seven percent to $7.8 million or $(0.65) per diluted share compared to net loss of $8.3 million or $(0.73) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $42.8 million, compared to $50.0 million at June 30, 2019.

Conference Call

Digimarc will hold a conference call today (Wednesday, October 30, 2019) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay and in the investor section of the company's website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755405

If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. The Digimarc Platform provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, as layers of its ground-breaking Platform. Digimarc is based in Beaverton, Oregon. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2018 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Gateway Investor Relations

Investor Relations for Digimarc

949-574-3860

DMRC@gatewayir.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Revenue:
Service	$3,003	$2,787	$10,167	$9,630
Subscription	2,273	1,532	5,924	4,554
License	552	595	1,577	1,781
Total revenue	5,828	4,914	17,668	15,965

Cost of revenue:
Service	1,287	1,301	4,371	4,412
Subscription	459	480	1,369	1,470
License	172	154	497	443
Total cost of revenue	1,918	1,935	6,237	6,325

Gross profit:
Service	1,716	1,486	5,796	5,218
Subscription	1,814	1,052	4,555	3,084
License	380	441	1,080	1,338
Total gross profit	3,910	2,979	11,431	9,640

Gross margin:
Service	57%	53%	57%	54%
Subscription	80%	69%	77%	68%
License	69%	74%	68%	75%
Percentage of gross profit to total revenue	67%	61%	65%	60%

Operating expenses:
Sales and marketing	4,839	4,741	14,876	14,385
Research, development and engineering	4,105	4,069	12,124	12,074
General and administrative	2,656	2,447	8,194	7,495
Intellectual property	342	328	1,093	948
Total operating expenses	11,942	11,585	36,287	34,902

Operating loss	(8,032)	(8,606)	(24,856)	(25,262)

Other income, net	259	273	727	799

Loss before income taxes	(7,773)	(8,333)	(24,129)	(24,463)

Benefit (provision) for income taxes	12	(9)	(28)	(29)
Net loss	$(7,761)	$(8,342)	$(24,157)	$(24,492)

Earnings (loss) per common share:
Loss per common share - basic	$(0.65)	$(0.73)	$(2.07)	$(2.16)
Loss per common share - diluted	$(0.65)	$(0.73)	$(2.07)	$(2.16)
Weighted average common shares outstanding - basic	11,924	11,394	11,693	11,333
Weighted average common shares outstanding - diluted	11,924	11,394	11,693	11,333

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents (1)	$16,414	$27,278
Marketable securities (1)	24,921	16,378
Trade accounts receivable, net	3,570	3,888
Other current assets	2,882	2,100
Total current assets	47,787	49,644
Marketable securities (1)	1,497	—
Property and equipment, net	3,594	3,955
Intangibles, net	6,723	6,649
Goodwill	1,114	1,114
Other assets	2,871	425
Total assets	$63,586	$61,787

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,615	$1,092
Deferred revenue	2,391	3,226
Total current liabilities	5,006	4,318
Lease liability and other long-term liabilities	2,739	854
Total liabilities	7,745	5,172

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	12
Additional paid-in capital	185,811	162,428
Accumulated deficit	(130,032)	(105,875)
Total shareholders' equity	55,841	56,615

Total liabilities and shareholders' equity	$63,586	$61,787

(1) Aggregate cash, cash equivalents and marketable securities was $42,832 and $43,656 at September 30, 2019 and December 31, 2018, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Month Information
	September 30,	September 30,
	2019	2018
Cash flows from operating activities:
Net loss	(24,157)	$(24,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,098	1,167
Amortization and write-off of intangibles	533	437
Stock-based compensation	6,094	5,345
Changes in operating assets and liabilities:
Trade accounts receivable	318	3,447
Other current assets	(782)	(261)
Other assets	263	(148)
Accounts payable and other accrued liabilities	1,086	(299)
Deferred revenue	(735)	(1,225)
Lease liability and other long-term liabilities	(481)	(75)
Net cash used in operating activities	(16,763)	(16,104)

Cash flows from investing activities:
Purchase of property and equipment	(692)	(1,023)
Capitalized patent costs	(524)	(571)
Maturity of marketable securities	27,997	30,179
Purchase of marketable securities	(38,037)	(18,904)
Net cash provided by (used in) investing activities	(11,256)	9,681

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	19,615	—
Exercise of stock options	293	1,064
Purchase of common stock	(2,753)	(1,689)
Net cash provided by (used in) financing activities	17,155	(625)

Net decrease in cash and cash equivalents (2)	$(10,864)	$(7,048)

Cash, cash equivalents and marketable securities at beginning of period	43,656	67,738
Cash, cash equivalents and marketable securities at end of period	42,832	49,415
(2) Net decrease in cash, cash equivalents and marketable securities	$(824)	$(18,323)

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